SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2002

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Old Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 847-6961

(Former name or former address, if changed since last report)

Item 9.  REGULATION FD DISCLOSURE

On October 2, 2002, Family Dollar Stores, Inc. (the “Company”) issued a news release with respect to sales and earnings for the fourth quarter and fiscal year ended August 31, 2002, and announcing plans of the Founder and Chairman of the Board, Leon Levine, to retire.  The Company is filing this Form 8-K pursuant to the Securities and Exchange Commission’s Regulation FD.  A copy of the news release is attached hereto and is incorporated by reference as Exhibit 99.1.  A copy of the Retirement Agreement dated September 30, 2002, between the Company and Leon Levine is attached hereto and incorporated by reference as Exhibit 10.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: October 2, 2002	By:	/s/ George R. Mahoney, Jr.
George R. Mahoney, Jr.
Executive Vice President-General Counsel

Exhibit Index

Exhibit No.	Item

10	Retirement Agreement dated September 30, 2002,
between the Company and Leon Levine

99.1	News Release dated October 2, 2002